UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 5, 2019

American Realty Capital Healthcare Trust III, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-55625	38-3930747
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue, 3rd Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

 Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01. Regulation FD Disclosure.

Attached to this Current Report on Form 8-K is a copy of a letter from American Realty Capital Healthcare Trust III, Inc., a Maryland corporation (the “Company”) to its stockholders, dated March 6, 2019. The full text of the letter is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 disclosure, including Exhibit 99.1, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities under that Section. In addition, the information in this Item 7.01 disclosure, including Exhibit 99.1, shall not be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

Final Liquidating Distribution and Dissolution of the Company

On March 5, 2019, the board of directors (the “Board”) of the Company, authorized a final liquidating distribution of $2.29 per share of the Company’s common stock to the stockholders of record as of the close of business on March 6, 2019 (the “Final Liquidating Distribution”). The Final Liquidating Distribution will be paid on or about March 7, 2019. The Final Liquidating Distribution will be the final distribution made pursuant to a plan of liquidation and dissolution of the Company that was approved by the Company’s stockholders on December 21, 2017 in connection with a purchase agreement dated as of June 16, 2017 to sell substantially all of the Company’s assets to Healthcare Trust, Inc. (the “Asset Sale”). The closing of the Asset Sale occurred on December 22, 2017.

As previously reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on January 9, 2018, the Company paid an initial liquidating distribution of $15.75 per share of the Company’s common stock on January 5, 2018 to stockholders of record as of the close of business on December 22, 2017. After giving effect to the Final Liquidating Distribution, stockholders will have received aggregate liquidating distributions of approximately $18.04 per share.

The Final Liquidating Distribution will be included in each stockholder’s Form 1099 for the year ending December 31, 2019. Stockholders are advised to consult their tax advisors regarding the tax consequences of the Final Liquidating Distribution in light of his or her particular investment or tax circumstances.

The Company anticipates that promptly following the Final Liquidating Distribution, it will file its Articles of Dissolution with the State Department of Assessments and Taxation of the State of Maryland, upon which the Company will be legally dissolved and all shares of the Company’s outstanding common stock will be cancelled and no longer deemed to be outstanding and all rights of the holders thereof as stockholders will cease and terminate. In addition, the Company will file appropriate notification with the SEC to fully terminate its obligations under the U.S. securities laws.

Forward-Looking Statements

The statements in this Current Report on Form 8-K that are not historical facts may be forward-looking statements. These forward-looking statements involve substantial risks and uncertainties. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company makes. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Factors that might cause such differences include, but are not limited to, unexpected costs or unexpected liabilities; future regulatory or legislative actions that could adversely affect the Company; and other factors, many of which are beyond Company’s control, including other factors included in the Company’s reports filed with the SEC, particularly in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s definitive proxy statement filed with the SEC on October 23, 2017, the Company’s latest Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 26, 2018 and subsequent Form 10-Qs and Form 8-Ks on file with the SEC. The Company does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Letter to Stockholders dated March 6, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL HEALTHCARE TRUST III, INC.

Date: March 6, 2019	By:	/s/ Katie P. Kurtz
Katie P. Kurtz
Chief Financial Officer, Treasurer and Secretary